UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 2, 2017 (April 27, 2017)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) Annual Meeting of Shareholders held April 27, 2017

(b) Proposals:

Proposal I- Election of Directors for One Year Terms

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1.1 Charles E. Adair	90,242,406	1,105,224	123,593	12,528,300
1.2 Marilyn A. Alexander	91,190,724	211,584	68,915	12,528,300
1.3 David L. Boren	90,127,324	1,241,424	102,475	12,528,300
1.4 Jane M. Buchan	90,691,449	679,312	100,462	12,528,300
1.5 Gary L. Coleman	89,872,999	1,418,251	179,972	12,528,300
1.6 Larry M. Hutchison	89,869,942	1,418,975	182,306	12,528,300
1.7 Robert W. Ingram	90,543,540	811,839	115,843	12,528,300
1.8 Steven P. Johnson	91,161,758	205,814	103,651	12,528,300
1.9 Lloyd W. Newton	90,548,217	774,315	148,690	12,528,300
1.10 Darren M. Rebelez	90,935,180	414,179	121,864	12,528,300
1.11 Lamar C. Smith	90,194,182	1,155,212	121,829	12,528,300
1.12 Paul J. Zucconi	90,277,038	1,068,566	125,619	12,528,300

Proposal II- Ratification of Deloitte & Touche LLP as Independent Auditor for 2017

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Deloitte and Touche LLP	102,859,984	926,320	213,219	—

Proposal III- Advisory Approval of 2016 Executive Compensation (Annual "Say-on-Pay")

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2016 Executive Compensation	88,036,007	3,079,493	355,570	12,528,453

Proposal IV- Advisory Approval of Executive Compensation Frequency Voting

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
Frequency Voting	83,281,655	207,634	7,787,425	194,356	12,528,453

(c) Not applicable.

(d) Torchmark will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements, which will occur in 2023.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: May 2, 2017

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary